October 22, 2025 Third Quarter 2025 Investor Presentation

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Third Quarter 2025 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “illustrative” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "News & Insights" section of our website, then clicking on "Subscribe" and completing the email notification form. Our website, any alerts and social media channels are not incorporated into this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. There is no guarantee that illustrative returns will occur. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Recent Achievements and Performance Highlights Source: Company filings. Financial data as of September 30, 2025, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Financial Performance Annaly delivered a strong economic return and earnings continued to exceed the dividend as the operating environment improved  Earnings available for distribution* of $0.73 per average common share for the quarter  Book value per common share of $19.25  Declared quarterly common stock cash dividend of $0.70 per share  Economic return of 8.1% for the quarter and 11.5% year-to-date through the third quarter Financing, Capital & Liquidity Enhanced liquidity and maintained prudent leverage during the quarter while opportunistically accessing the capital markets  Economic leverage* of 5.7x, down from 5.8x in the second quarter  $8.8 billion of total assets available for financing(1), including cash and unencumbered Agency MBS of $5.9 billion  Annaly Residential Credit Group remains the largest non-bank issuer and the second largest issuer overall of Prime Jumbo and Expanded Credit MBS, pricing 24 residential whole loan securitizations totaling $12.4 billion in proceeds in 2025 year-to-date(2)  Average GAAP cost of interest-bearing liabilities of 4.73%, down 3 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities* of 3.96%, up 2 basis points quarter-over-quarter  Raised $1.1 billion of accretive capital during the quarter, including $823 million(3) of common equity through the Company’s at-the-market sales program and $275 million(4) through the issuance of 8.875% Series J fixed-rate cumulative redeemable preferred stock Portfolio Performance Overweight Agency MBS given attractive relative returns while continuing to achieve milestones across Residential Credit and MSR  Total portfolio of $97.8 billion(5), including $87.3 billion in highly liquid Agency MBS strategy, which represents 89% of total assets and 64% of dedicated capital  Majority of the capital raised during the quarter was allocated to Annaly’s Agency portfolio, which grew by 10%. New purchases were predominantly in specified pools with call protection across 5.5% and 6.0% coupons  Annaly’s Residential Credit portfolio increased 4% to $6.9 billion(5), representing 17% of dedicated capital, driven by record correspondent channel activity – Onslow Bay had several notable achievements during the quarter, including lock volume surpassing $6 billion, record quarterly securitization issuance of nearly $4 billion and the introduction of innovative deal structures that differentiate the platform  Annaly’s MSR portfolio increased 6% to $3.5 billion(5) in market value, representing 19% of dedicated capital at the end of the quarter – Entered into strategic subservicing relationship with and agreement to purchase MSR from PennyMac Financial Services, Inc. (“Pennymac”) whereby Pennymac will handle all servicing and recapture activities for the initial $12 billion in UPB of MSR sold to Annaly 3

Third Quarter 2025 Financial Highlights Ea rn in gs & B oo k Va lu e In ve st m en t P or tf ol io Fi na nc in g, L iq ui di ty & H ed gi ng $1.21 | GAAP $0.73 Earnings Available for Distribution* $19.25 Book Value per Share 13.9% Dividend Yield(1) $0.70 Dividend per Share Net Interest Margin (ex. PAA)* $97.8bn Total Portfolio(2) $14.9bn Total Stockholders’ Equity Capital Allocation(3) Average Yield on Interest Earning Assets (ex. PAA)* Liquidity Position $5.9bn of cash and unencumbered Agency MBS $8.8bn of total assets available for financing(4) Total Hedge Portfolio(5) $78bn Hedge portfolio, up from $72bn in Q2’25 Economic Leverage*(6) Hedge Ratio(7) Average Economic Cost of Funds*(8) Source: Company filings. Financial data as of September 30, 2025, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 4 Agency 64% MSR 19% Residential Credit 17% 5.41% 5.46% Q2 2025 Q3 2025 5.8x 5.7x Q2 2025 Q3 2025 92% 92% Q2 2025 Q3 2025 3.94% 3.96% Q2 2025 Q3 2025 1.71% 1.70% Q2 2025 Q3 2025

Established, Scaled Platforms Across Annaly’s Investment Strategies 5 Source: Company filings. Financial data as of September 30, 2025. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Agency Invests in Agency MBS & Agency CMBS securities collateralized by residential or commercial mortgages, guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae $9.6bn Capital(2) $87.3bn Portfolio Assets(1) $2.5bn Capital(2) $6.9bn Portfolio Assets(1) Residential Credit Invests predominantly in Non-Agency residential mortgage assets within the securitized product and whole loan markets Mortgage Servicing Rights Invests in Mortgage Servicing Rights, which provide the obligation to service residential loans in exchange for a fixed servicing fee $2.9bn Capital(2) $3.5bn Portfolio Assets(1) Total Shareholders’ Equity: $14.9bn Total Portfolio(1): $97.8bn

Q3 2025 Market and Economic Developments The Macro Landscape Note: For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Growth remains firm even as the labor market decelerates, lowering interest rate volatility and renewing strong fixed income demand 6  U.S. economic resilience was supported by healthy consumer spending and an uptick in A.I.- related investment  The labor market has softened, with slower job growth than earlier estimates. However, muted layoffs and reduced immigration are also limiting the supply of workers, keeping the unemployment rate near levels consistent with full employment  Inflation remains above the Federal Reserve’s (the “Fed”) 2% target, but the tariff impact has been less than expected  Markets now anticipate the Fed will lower rates toward 3% by the end of next year while tariff revenues have improved the fiscal outlook  Implied interest rate volatility has fallen to its lowest levels since 2022, supported by a patient Fed and minimal realized daily rate moves  Mortgage delinquencies are consistent with 2015-2019 levels, even as other consumer credit sector delinquency rates have plateaued at higher levels in recent quarters Interest rate volatility reached cycle lows Mortgage delinquencies remain stable Economic growth expected to remain solid Labor market shows continued softening 0.0 0.5 1.0 1.5 2.0 2010 2015 2020 2025 Job Openings to Unemployed Ratio(3) 2019 Average Level(4) -1.0% 1.0% 3.0% 5.0% 1 2 3 4 1 2 3 4 1 2 3 4 2023 2024 2025 Quarter GDP Growth, SAAR, %(1) Latest GDP Nowcast Estimates(2) 3.5 4.5 5.5 6.5 7.5 8.5 9.5 2022 2023 2024 2025 Realized Implied 3m 10y Interest Rate Volatility, bps per day(5) 0 5 10 15 2010 2015 2020 2025 Mortgages/ HELOCs Credit Cards Autos Newly Delinquent Consumer Loans, Share of Out- standing, %(6)

Illustrative Return Opportunities & Market Dynamics Across Annaly's Investment Strategies

	Agency	Residential Credit	MSR
Current Illustrative Market Levered Returns[1]	15%–17%	13%–16%	11%–14%
Key Market Dynamics & Commentary	▪ Agency MBS nominal spreads to the Treasury curve reached the tightest levels in over three years but remain relatively attractive to the swap curve – A steady decline in rate volatility, increased fixed income fund inflows and strong CMO demand were all catalysts for the tightening – Demand from banks and overseas investors remains muted ▪ Prepayment risk rose, particularly for recently originated generic collateral, as mortgage rates declined to the lowest levels in a year ▪ Funding conditions are stable, and availability is ample even as SOFR remains modestly elevated	▪ HPA turned negative year-to-date and was flat year-over-year on a national level[2] as low affordability and expanding inventory weigh on home prices ▪ Residential credit spreads tightened modestly across all sectors, providing a supportive backdrop for securitization issuance that approached record highs ▪ Nearly 30% increase in Non-Agency issuance volumes year-over-year[3] – Strongest growth continues to be seen in Non-QM with issuance 75% higher than the prior year	▪ Strong fundamental asset performance has continued to support MSR returns, including: – Low prepayments – Muted delinquencies – Predictable and declining servicing costs – Stable float income ▪ MSR valuations decreased modestly, driven by lower mortgage rates that were partially offset by a steeper yield curve and reduced implied volatility ▪ Bulk supply increased by +50% quarter-over-quarter providing significant opportunity
Annaly's Positioning	▪ Focus on active management of the portfolio with a bias towards up-in-coupon specified pools with call protection, which we currently believe provide the best relative value ▪ Continued to grow the Agency CMBS portfolio, which provides attractive levered returns and an improved convexity profile ▪ Focused on maintaining prudent leverage with substantial liquidity and a conservative hedge portfolio ▪ Best-in-class portfolio analytics and modeling	▪ Correspondent channel has seen record whole loan production and Onslow Bay is one of the largest and most liquid sponsors of residential credit securitizations, representing ~20% of Non-QM issuance year-to-date[3] ▪ Continued focus on disciplined credit framework – Locked pipeline represented a 765 weighted average FICO and 68% CLTV at origination ▪ Whole loans and retained OBX securities continue to be preferred avenue for growth relative to third-party securities	▪ Top 10 Agency MBS servicer with the lowest note rate among top 20 servicers[4] ▪ MSR portfolio continued to exhibit exceptional credit characteristics – 757 weighted average FICO and 71% LTV ratio at origination ▪ New strategic partnership with Pennymac enhances best-in-class network of servicing and recapture relationships ▪ Continue to expand partnerships and remain well-positioned for opportunistic purchases

Source: Company filings. Financial data as of September 30, 2025. Market data as of October 17, 2025, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Business Update

 Annaly’s Agency portfolio is made up of high-quality and liquid securities, predominantly specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows  Diverse set of investment options within the Agency market, including Agency CMBS, which provides complementary duration and return profiles to Agency MBS  Comprehensive hedging capabilities through an array of products (swaps, swaptions, Treasuries) enhance portfolio performance  Access to deep and varied financing sources, including traditional bilateral repo, sponsored repo and proprietary broker-dealer repo Agency | Business Update Annaly’s Agency portfolio increased by nearly $8 billion in market value as accretive capital raised during the quarter was deployed predominantly into Agency MBS/CMBS given attractive returns 9 Source: Company filings. Financial data as of September 30, 2025. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Agency Portfolio Detail Assets Hedges(2) Funding(3) Strategic Approach  Agency MBS outperformed the benchmark fixed income index during the quarter as fundamental and technical factors improved: − Realized and implied rate volatility declined to the lowest level in three years, reducing hedging costs − Average weekly fixed income fund flows were ~$14 billion during the quarter, more than 50% higher year-over-year(1) − CMO creation has absorbed roughly one-third of gross supply and diversified the investor base for Agency MBS  Prepayment risk increased given lower mortgage rates, but was concentrated in recent production and remains muted for the broader MBS index Market Trends 0% 25% 50% 75% 100% 2022 2023 2024 2025 Within 30 30–120 days Over 120 Agency Funding Composition, % 0% 25% 50% 75% 100% 2022 2023 2024 2025 Swaps Swaptions Treasuries Agency Hedging Composition, % 0% 25% 50% 75% 100% 2022 2023 2024 2025 Pools TBA NLY Specified Pools and TBA Holdings, %

Agency | Portfolio Summary

- Annaly's Agency Portfolio: $87.3 billion(1) in assets at the end of Q3 2025, an increase of 10% compared to Q2 2025
- Annaly allocated accretive new capital into specified pools with call protection predominantly in 5.5% and 6.0% coupon securities
  - The weighted average coupon of the portfolio increased modestly to 5.03%
- Hedge ratio unchanged at 92% though the hedge portfolio increased in line with asset growth during the quarter, helping to maintain duration risk within a narrow range amid ongoing macroeconomic uncertainty
  - New hedges were primarily allocated to swaps, which offer a favorable carry profile and help enhance the portfolio's overall return
- In the third quarter, Annaly's MBS portfolio prepaid 8.6 CPR, in line with Q2 2025. The rise in prepayments from the recent decline in rates will be reflected in Q4 2025; however, we expect only a modest increase given the high concentration of specified pools in the portfolio

Total Dedicated Capital: $9.6 billion(1)

Asset Type(1)



30yr 92%
ARM <1%
ACMBS 7%
IO/IIO/CMO <1%

Pass Through Coupon Type(2)



<=2.5% 2%
3.0% 3%
3.5% 7%
4.0% 8%
4.5% 14%
5.0% 14%
5.5% 25%
6.0% 20%
>=6.5% 7%

Portfolio Quality(3)



>=6.5%
92%
3%
5%
6.0%
40%
33%
18%
9%
5.5%
20%
40%
20%
20%
All
39%
30%
15%
3%
13%
High Quality
Medium Quality
Other Call Protected
WALA
Generic/Other

Note: Financial data as of September 30, 2025. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Residential Credit | Business Update

Annaly's Residential Credit portfolio benefitted from record correspondent channel activity as the platform achieved several milestones during the quarter that demonstrate its differentiated leadership in the Non-Agency market

Strategic Approach

- Agile platform that can deploy capital across both the residential whole loan and Non-Agency securities markets
- Whole loan acquisition via Onslow Bay correspondent channel and securitization program provides the ability to create proprietary investments tailored to desired credit preferences with control over asset selection, counterparties and loss mitigation
- Programmatic securitization sponsor of new origination residential whole loans with 96 deals comprising $43.4 billion of issuance since the beginning of 2018[1]
- Modest use of balance sheet leverage with whole loans predominantly financed through securitization

Market and Credit Trends

- Non-Agency RMBS spreads tightened modestly across sectors in the third quarter
  - Non-QM AAA spreads tightened ~15 basis points over the quarter
  - CRT M2 spreads were relatively unchanged compared to Q2 2025
- The Zillow Home Price Index was up 7 basis points month-over-month in September and up 1 basis point year-over-year[2] as housing market activity remains subdued
  - Onslow Bay GAAP whole loan portfolio mark-to-market LTV of 63% compared to 67% original LTV

Recent Onslow Bay Highlights

Correspondent Channel Quarterly Lock and Funded Volumes ($mm)



$3,742
$2,266
$4,091
$2,767
$4,369
$2,889
$5,397
$3,815
$5,268
$3,789
$5,269
$3,715
$6,199
$3,970
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Locks
Fundings

Onslow Bay Achievements During the Quarter

$6.2bn
Record quarterly lock volume

$3.9bn
Record quarterly securitization issuance across 8 transactions

$743mm
Onslow Bay's largest Non-QM transaction ever (OBX 2025-NQM18)

$348mm
Onslow Bay's first structured repo transaction, providing non-MTM financing for retained OBX securities (OBX 2025-SR1)

1st Non-QM Floating Rate Tranche
First issuer to introduce and price a floating rate tranche within a Non-QM transaction

Source: Company filings. Financial data as of September 30, 2025.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $6.9 billion in assets[1] at the end of Q3 2025, up 4% compared to Q2 2025
  - Consists of a $4.7 billion securities portfolio and a $2.2 billion whole loan portfolio[1]
- During the quarter, settled $4.5 billion in whole loans[2] across both Onslow Bay and our joint venture, up 8% quarter-over-quarter
- Onslow Bay's correspondent channel achieved several milestones during the quarter and the whole loan pipeline remains robust
- Since the beginning of 2025, Annaly has priced 24 securitizations totaling $12.4 billion in proceeds[3]
  - Record quarterly securitization issuance across eight transactions in Q3; subsequent to quarter end, closed our largest Non-QM securitization ever (OBX 2025-NQM18)
  - Annaly remained the largest non-bank issuer and the second largest issuer overall of Prime Jumbo & Expanded Credit MBS[4]
  - Redeemed first Non-QM securitization during the quarter, OBX 2022-NQM8, with attractive pipeline of callable transactions expected to provide value given current securitization cost of funds and Non-QM mortgage rates

Total Dedicated Capital: $2.5 billion

Sector Type[5][6]


CRT 5%
OBX Retained 43%
WL 32%
Prime Jumbo 3%
RTL 2%
NPL/RPL 6%
SBC 3%
Non-QM 4%
Prime 2%

Coupon Type[5]


ARM 2%
IO 12%
Floating 6%
Fixed 58%
Fixed Duration <2 Years 22%

Rating


Investment Grade 48%
Unrated 28%
Non-Investment Grade 24%

Note: Financial data as of September 30, 2025, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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MSR | Business Update

Annaly's MSR portfolio grew by ~$215 million in the third quarter through opportunistic purchases and a new strategic partnership that enhances its best-in-class network of servicing and recapture relationships

Strategic Approach

- MSR portfolio complements Annaly's Agency MBS strategy by offering an attractive yield while providing a hedge to mortgage basis volatility and slower prepayment speeds on discount dollar-priced MBS
- As an established and scaled master servicer, Annaly is well-positioned for opportunistic growth in both the bulk and flow MSR markets
- Annaly serves as a strategic partner to originators given certainty of capital and complementary business strategy
- Dynamic recapture and servicing capabilities through the ability to allocate across several industry-leading recapture partners
- Portfolio predominantly consists of low coupon, high-quality conventional MSR[1]

Market Trends

- Bulk MSR supply was healthy in the third quarter as anticipated
  - Activity was up +50% quarter-over-quarter given low origination margins and continued non-bank activity
- Pricing has remained firm across both bulk and flow channels
- Annaly's MSR valuations decreased slightly, driven by lower mortgage rates, though partially offset by a steeper yield curve and reduced volatility
- Prepayment speeds were essentially flat quarter-over-quarter while delinquencies remained stable

Strategic Subservicing Relationship

ANNALY®

PENNYMAC® FINANCIAL SERVICES

Entered subservicing agreement and master purchase agreement whereby Pennymac will handle servicing and recapture activities for MSR sold to Annaly

Announced October 1, 2025

Annaly MSR Holdings (Market Value, $mm)



$1,787
$39
$1,748
$2,675
$35
$518
$2,122
$3,326
$32
$385
$2,909
$3,338
$31
$34
$3,273
$3,333
$31
$21
$3,281
$3,548
$65
$7
$3,476
Q4 2022
Q4 2023
Q4 2024
Q1 2025
Q2 2025
Q3 2025
MSR
Unsettled MSR Commitments
Interests in MSR / MSR of LP Interest

Source: Company filings. Financial data as of September 30, 2025.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY® 13

MSR | Portfolio Summary

- Annaly MSR Portfolio: $3.5 billion in market value at the end of Q3 2025, an increase of 6% compared to Q2 2025
  - Onslow Bay purchased ~$300 million in market value ($17 billion in UPB) across three bulk packages – including the MSR purchased from Pennymac – and our flow channels
- Announced strategic subservicing relationship with Pennymac
  - Under the partnership, Pennymac will handle servicing and recapture activities for the initial $12 billion in UPB of MSR sold to Annaly
- MSR portfolio remained significantly out-of-the-money, exhibiting stable cash flows with exceptional credit quality

Current MSR Portfolio by the Numbers(1)
(Excludes Interests in MSR / MSR of LP Interest)

$232.7 UPB ($bn)	739 Loan Count ('000)	3.27% Weighted Average Note Rate
4.6% 3M CPR	757 / 71% Wtd. Avg. FICO / LTV (at Origination)	0.5% D60+

Total Dedicated Capital: $2.9 billion

Underlying Note Rate Distribution



>5.0%
5%
4.5% to 5.0%
2%
4.0% to 4.5%
3%
3.5% to 4.0%
12%
3.0% to 3.5%
26%
<2.0%
1%
2.0% to 2.5%
3%
2.5% to 3.0%
48%

Annaly MSR Valuation and Prepayment Speeds(2)
(Excludes Interests in MSR / MSR of LP Interest)



5.60x
5.78x
5.84x
5.88x
5.84x
4.2% 4.1% 3.9%
3.9% 3.7% 3.7%
3.3% 3.2% 3.4%
3.9% 4.4% 4.6%
4.7% 4.6% 4.6%
Jul Aug Sep
Q3 2024
Oct Nov Dec
Q4 2024
Jan Feb Mar
Q1 2025
Apr May Jun
Q2 2025
Jul Aug Sep
Q3 2025
MSR Multiple
3M CPR

Source: Company filings. Financial data as of September 30, 2025.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
GAAP net income (loss) per average common share[(1)]	$1.21	$0.03	$0.15	$0.78	$0.05
Earnings available for distribution per average common share*[(1)]	$0.73	$0.73	$0.72	$0.72	$0.66
Dividends declared per common share	$0.70	$0.70	$0.70	$0.65	$0.65
Book value per common share	$19.25	$18.45	$19.02	$19.15	$19.54
Annualized GAAP return (loss) on average equity[(2)]	23.69%	1.82%	4.04%	15.00%	2.77%
Annualized EAD return on average equity*	14.70%	14.86%	14.43%	14.27%	12.95%
Net interest margin[(3)]	0.97%	1.04%	0.87%	0.75%	0.06%
Average yield on interest earning assets[(4)]	5.40%	5.42%	5.18%	5.36%	5.16%
Average GAAP cost of interest bearing liabilities[(5)]	4.73%	4.76%	4.77%	4.96%	5.42%
Net interest margin (excluding PAA)[(3)]*	1.70%	1.71%	1.69%	1.71%	1.52%
Average yield on interest earning assets (excluding PAA)[(4)]*	5.46%	5.41%	5.23%	5.26%	5.25%
Average economic cost of interest bearing liabilities[(5)]*	3.96%	3.94%	3.88%	3.79%	3.93%
GAAP leverage, at period-end[(6)]	7.1x	7.1x	6.8x	7.1x	6.9x
Economic leverage, at period-end[(6)]*	5.7x	5.8x	5.7x	5.5x	5.7x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
16

Financial Highlights and Trends (cont’d) 17 Unaudited (dollars in thousands) Detailed endnotes and a glossary of defined terms are included at the end of this presentation. For the quarters ended 9/30/2025 6/30/2025 3/31/2025 12/31/2024 9/30/2024 Agency mortgage-backed securities $83,317,819 $71,756,638 $68,329,720 $67,434,068 $69,150,399 Residential credit risk transfer securities 330,647 414,047 521,059 754,915 826,841 Non-Agency mortgage-backed securities 1,414,259 1,329,941 1,451,524 1,493,186 1,616,696 Commercial mortgage-backed securities - - 59,061 74,278 106,241 Total securities $85,062,725 $73,500,626 $70,361,364 $69,756,447 $71,700,177 Residential mortgage loans $4,008,299 $3,722,272 $3,860,555 $3,546,902 $2,305,613 Total loans, net $4,008,299 $3,722,272 $3,860,555 $3,546,902 $2,305,613 Mortgage servicing rights $3,476,181 $3,281,190 $3,272,902 $2,909,134 $2,693,057 Interests in MSR $35,833 - - - - Residential mortgage loans transferred or pledged to securitization vehicles $29,512,309 $27,021,790 $24,464,281 $21,973,188 $21,044,007 Assets transferred or pledged to securitization vehicles $29,512,309 $27,021,790 $24,464,281 $21,973,188 $21,044,007 Total investment portfolio $122,095,347 $107,525,878 $101,959,102 $98,185,671 $97,742,854

Quarter-Over-Quarter Interest Rate & MBS Spread Sensitivity

Unaudited

- The interest rate sensitivity and MBS spread sensitivity are based on the portfolios as of September 30, 2025 and June 30, 2025, respectively
- The interest rate sensitivity reflects instantaneous parallel shifts in rates
- The MBS spread sensitivity shifts MBS spreads instantaneously and reflects exposure to MBS basis risk
- All tables assume no active management of the portfolio in response to rate or spread changes

Interest Rate Sensitivity(1)

	As of September 30, 2025		As of June 30, 2025	
Interest Rate Change (bps)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Percentage Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(75)	(0.2%)	(1.7%)	(0.3%)	(2.1%)
(50)	—%	(0.3%)	(0.1%)	(0.7%)
(25)	—%	0.2%	—%	—%
25	(0.1%)	(0.9%)	(0.1%)	(0.6%)
50	(0.3%)	(2.4%)	(0.2%)	(1.7%)
75	(0.6%)	(4.4%)	(0.4%)	(3.1%)

MBS Spread Sensitivity(1)

	As of September 30, 2025		As of June 30, 2025	
MBS Spread Shock (bps)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)	Estimated Change in Portfolio Market Value(2)	Estimated Change as a % of NAV(2)(3)
(25)	1.3%	9.7%	1.4%	10.2%
(15)	0.8%	5.8%	0.9%	6.1%
(5)	0.3%	1.9%	0.3%	2.0%
5	(0.3%)	(1.9%)	(0.3%)	(2.0%)
15	(0.8%)	(5.7%)	(0.8%)	(6.0%)
25	(1.3%)	(9.5%)	(1.4%)	(9.9%)

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

18

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 20 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. For additional definitions of non-GAAP measures, please refer to Annaly’s Third Quarter 2025 earnings release.

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands, except per share amounts)*

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$843,063	$60,371	$130,305	$473,076	$82,351
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other[(1)]	(560,957)	(82,854)	(810,970)	2,010,664	(1,724,051)
Net (gains) losses on derivatives[(2)]	284,199	574,435	1,169,412	(1,958,777)	2,071,493
Other adjustments:					
Amortization of intangibles	673	672	673	671	673
Non-EAD (income) loss allocated to equity method investments[(3)]	376	(403)	147	(652)	1,465
Transaction expenses and non-recurring items[(4)]	8,117	5,706	6,782	6,251	4,966
Income tax effect on non-EAD income (loss) items	(6,742)	1,003	7,355	5,594	(9,248)
TBA dollar roll income[(5)]	9,019	7,252	11,275	2,086	(1,132)
MSR amortization[(6)]	(72,081)	(68,804)	(62,433)	(64,497)	(62,480)
EAD attributable to non-controlling interests	(4,175)	(3,610)	(2,985)	(2,114)	(2,893)
Premium amortization adjustment (PAA) cost (benefit)	18,390	(3,862)	12,296	(25,287)	21,365
Earnings Available for Distribution*	519,882	489,906	461,857	447,015	382,509
Dividends on preferred stock	41,127	37,260	37,157	38,704	41,628
Earnings available for distribution attributable to common shareholders*	$478,755	$452,646	$424,700	$408,311	$340,881
GAAP net income (loss) per average common share[(7)]	$1.21	$0.03	$0.15	$0.78	$0.05
Earnings available for distribution per average common share[(7)]*	$0.73	$0.73	$0.72	$0.72	$0.66
Annualized GAAP return (loss) on average equity[(8)]	23.69%	1.82%	4.04%	15.00%	2.77%
Annualized EAD return on average equity (excluding PAA)*	14.70%	14.86%	14.43%	14.27%	12.95%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
21

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Premium Amortization Reconciliation					
Premium amortization expense	$36,719	$28,138	$57,412	$8,196	$53,448
Less:					
PAA cost (benefit)	18,390	(3,862)	12,296	(25,287)	21,365
Premium amortization expense (excluding PAA)	$18,329	$32,000	$45,116	$33,483	$32,083
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$1,532,497	$1,418,893	$1,317,108	$1,338,880	$1,229,341
PAA cost (benefit)	18,390	(3,862)	12,296	(25,287)	21,365
Interest income (excluding PAA)*	$1,550,887	$1,415,031	$1,329,404	$1,313,593	$1,250,706
Economic Interest Expense Reconciliation					
GAAP interest expense	$1,256,747	$1,145,693	$1,097,137	$1,151,592	$1,215,940
Add:					
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps [1]	(205,030)	(197,865)	(204,389)	(272,305)	(333,696)
Economic interest expense*	$1,051,717	$947,828	$892,748	$879,287	$882,244
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$1,550,887	$1,415,031	$1,329,404	$1,313,593	$1,250,706
Less:					
Economic interest expense*	1,051,717	947,828	892,748	879,287	882,244
Economic net interest income (excluding PAA)*	$499,170	$467,203	$436,656	$434,306	$368,462
Economic Metrics (excluding PAA)					
Average interest earning assets	113,522,223	104,623,036	$101,631,610	$99,876,810	$95,379,071
Interest income (excluding PAA)*	1,550,887	1,415,031	1,329,404	1,313,593	1,250,706
Average yield on interest earning assets (excluding PAA)*[2]	5.46%	5.41%	5.23%	5.26%	5.25%
Average interest bearing liabilities	103,994,302	95,274,277	$92,001,700	$90,773,953	$87,819,655
Economic interest expense*	1,051,717	947,828	892,748	879,287	882,244
Average economic cost of interest bearing liabilities*[3]	3.96%	3.94%	3.88%	3.79%	3.93%
Interest income (excluding PAA)*	$1,550,887	$1,415,031	$1,329,404	$1,313,593	$1,250,706
TBA dollar roll income	9,019	7,252	11,275	2,086	(1,132)
Economic interest expense	(1,051,717)	(947,828)	(892,748)	(879,287)	(882,244)
Subtotal	$508,189	$474,455	$447,931	$436,392	$367,330
Average interest earning assets	$113,522,223	$104,623,036	$101,631,610	$99,876,810	$95,379,071
Average TBA contract balances	6,356,708	6,218,305	4,625,212	2,013,666	973,713
Subtotal	$119,878,931	$110,841,341	$106,256,822	$101,890,476	$96,352,784
Net interest margin (excluding PAA)*	1.70%	1.71%	1.69%	1.71%	1.52%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

22

Non-GAAP Reconciliations (cont'd)

Unaudited (dollars in thousands)

	For the quarters ended				
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Economic leverage ratio reconciliation					
Repurchase agreements	$75,118,963	$66,541,378	$61,659,460	$65,688,923	$64,310,276
Other secured financing	1,025,000	1,025,000	900,000	750,000	600,000
Debt issued by securitization vehicles	26,601,790	24,107,249	21,802,193	19,540,678	18,709,118
Participations issued	1,831,657	1,556,900	1,748,273	1,154,816	467,006
U.S. Treasury securities sold, not yet purchased	2,442,570	2,528,167	2,519,125	2,470,629	2,043,519
Total GAAP debt	$107,019,980	$95,758,694	$88,629,051	$89,605,046	$86,129,919
Less non-recourse debt:					
Debt issued by securitization vehicles	($26,601,790)	($24,107,249)	($21,802,193)	($19,540,678)	($18,709,118)
Participations issued	(1,831,657)	(1,556,900)	(1,748,273)	(1,154,816)	(467,006)
Total recourse debt	$78,586,533	$70,094,545	$65,078,585	$68,909,552	$66,953,795
Plus / (Less):					
Cost basis of TBA derivatives	$3,981,439	$7,686,600	$6,612,755	$3,158,058	$3,333,873
Payable for unsettled trades	2,604,278	1,538,526	2,304,774	308,282	1,885,286
Receivable for unsettled trades	(185,916)	(1,134,896)	(2,523)	(2,201,447)	(766,341)
Economic debt*	$84,986,334	$78,184,775	$73,993,591	$70,174,445	$71,406,613
Total equity	14,996,579	13,474,363	13,084,508	12,696,952	12,539,949
Economic leverage ratio*	5.7x	5.8x	5.7x	5.5x	5.7x

* Represents a non-GAAP financial measure.

ANNALY® 23

Glossary and Endnotes

Glossary 25 ARM: Refers to Adjustable-Rate Mortgage CES: Refers to Closed End Second Liens CLTV: Refers to Combined Loan-to-Value Ratio CMO: Refers to Collateralized Mortgage Obligation CPR: Refers to Constant Prepayment Rate CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise HELOC: Refers to Home Equity Line of Credit HPA: Refers to Home Price Appreciation IO: Refers to Interest-Only Bond MSR: Refers to Mortgage Servicing Rights MTM: Refers to Mark-to-Market Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed RTL: Refers to a Residential Transition Loan SBC: Refers to Small Balance Commercial TBA: Refers to To-Be-Announced Securities Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 26 Page 3 1. Comprised of $7.4bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.5bn of fair value of collateral pledged for future advances. 2. Issuer ranking data from Inside Nonconforming Markets from 2024 to Q3 2025 (October 3, 2025 issue). Used with permission. Includes three whole loan securitizations that priced in October 2025 totaling $1.8bn. 3. Net of sales agent commissions and other offering expenses. 4. Represents gross proceeds before deducting the underwriting discount and other estimated offering expenses. Includes the underwriters’ exercise of their overallotment option to purchase additional shares of stock. 5. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $29.5bn, include TBA purchase contracts (market value) of $4.0bn, include $3.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.8bn. Page 4 1. Dividend yield is based on annualized Q3 2025 dividend of $0.70 and a closing price of $20.21 on September 30, 2025. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $29.5bn, include TBA purchase contracts (market value) of $4.0bn, include $3.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.8bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. 4. Comprised of $7.4bn of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.5bn of fair value of collateral pledged for future advances. 5. Hedge portfolio excludes receiver swaptions. 6. Computed as the sum of recourse debt, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from this measure. 7. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures and U.S. Treasury securities sold, not yet purchased relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 8. Average economic cost of funds reflects economic interest expense. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off- balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $4.0bn. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $29.5bn, include $3.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.8bn. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Page 6 1. Represents seasonally adjusted annualized quarterly growth rate of GDP according to the Bureau of Economic Analysis through June 2025. 2. Represents the average of the third quarter GDP growth forecast from the Federal Reserve Banks of Atlanta and New York as retrieved on October 17, 2025. 3. Represents the ratio of job openings to unemployed workers according to the Bureau of Labor Statistics’ Job Openings and Labor Turnover Survey as of August 2025. 4. Represents the average job openings to unemployed ratio for the year 2019 – a year that is generally seen as indicative of an economy at full employment. 5. Represents the realized or implied 10-year SOFR swap-based interest volatility over a 3-month period as retrieved via Bloomberg on October 17, 2025. 6. Represents the share of aggregate loans that are 30+ days delinquent for mortgage, HELOC, credit card, and auto loans according to the Federal Reserve Bank of New York's Quarterly Report on Household Debt and Credit released in August 2025. Page 7 1. Levered return assumptions are for illustrative purposes only and attempt to represent current market asset returns and available leverage and financing terms for prospective investments of the same, or of a substantially similar, nature to those held in Annaly’s portfolio in each respective group. Illustrative levered returns do not represent returns of Annaly’s actual portfolio. For MSR, illustrative levered returns are shown hedged with Agency MBS/TBA. 2. Based on data from the Zillow U.S. Home Value Index for the period ended September 30, 2025. 3. Based on data compiled from market research as of September 30, 2025, including reports from BofA Securities, JP Morgan and Nomura. 4. Based on information aggregated from Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of September 30, 2025. Excludes transfer activity related to platform acquisitions. Page 9 1. Represents the average weekly fixed income fund flows as reported by the Investment Company Institute. 2. Represents Agency's hedging profile and does not reflect Annaly's full hedging profile across all three businesses. 3. Represents Agency’s funding profile and does not reflect Annaly's full funding profile across all three businesses. Page 10 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $150k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes loan balance pools greater than or equal to $175k up to $300k and high LTV (CQ 105-125% LTV) and 40-year pools. “Other Call Protected” is defined as pools backed by Florida loans, pools with mission density scores greater than or equal to 2, as well as investor and second home pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 11 1. Includes three whole loan securitizations that priced in October 2025 totaling $1.8bn. 2. Based on data from the Zillow U.S. Home Value Index for the period ended September 30, 2025. Month-over- month data is seasonally adjusted, while year-over-year data is not. Page 12 1. Excludes assets transferred or pledged to securitization vehicles of $29.5bn, include $3.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.8bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund as well as loans from sponsored securitizations. 3. Includes three whole loan securitizations that priced in October 2025 totaling $1.8bn. 4. Issuer ranking data from Inside Nonconforming Markets from 2024 to Q3 2025 (October 3, 2025 issue). Used with permission. 5. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 6. Prime includes $31.8mm of Prime IO, OBX Retained contains $446.1mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $107.3mm of Prime Jumbo IO. Page 13 1. Portfolio excludes retained servicing on whole loans within the Residential Credit portfolio.

Endnotes (cont’d) 27 Page 14 1. D60+ stat based on UPB. 2. Excludes unsettled commitments. Prepayment data excludes assets in interim servicing. Page 16 1. Net of dividends on preferred stock. The quarter ended September 30, 2025 includes cumulative and undeclared dividends of $3.7mm on the Company's Series J Preferred Stock as of September 30, 2025. 2. Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is 5.92%, 0.45%, 1.01%, 3.75% and 0.69% for the quarters ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively. 3. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract balances. 4. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 5. Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Net interest on variation margin related to interest rate swaps is included in the Net interest component of interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss). 6. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage. Page 18 1. Interest rate and MBS spread sensitivity are based on results from third-party models in conjunction with internally derived inputs. Actual results could differ materially from these estimates. 2. Scenarios include residential investment securities, residential mortgage loans, MSR and derivative instruments. 3. Net asset value (“NAV”) represents book value of common equity. Non-GAAP Reconciliations Page 21 1. Includes write-downs or recoveries on investments which is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $191.9mm, $185.7mm, $191.5mm, $256.9mm and $317.5mm for the quarters ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 5. TBA dollar roll income represents a component of Net gains (losses) on derivatives. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. 8. Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is 5.92%, 0.45%, 1.01%, 3.75% and 0.69% for the quarters ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively. Page 22 1. Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 3. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Net interest on variation margin related to interest rate swaps is included in the Net interest component of interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).